Exhibit 10.2

BIOTELEMETRY, INC.
2017 OMNIBUS INCENTIVE PLAN
OPTION AGREEMENT
(INCENTIVE STOCK OPTION OR NON-QUALIFIED STOCK OPTION)

Pursuant to this Option Agreement and the grant details (the “Grant Summary”), which can be accessed on the Morgan Stanley StockPlan Connect Website at www.stockplanconnect.com or the website of any other stock plan administrator selected by BioTelemetry, Inc. (the “Company”) in the future, the Company has granted you an option under its 2017 Omnibus Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Stock indicated in the Grant Summary at the exercise price indicated in the Grant Summary. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Summary and the Plan, are as follows:

1.    VESTING AND EXERCISE. Subject to the limitations contained herein and provided that you remain in Service through the applicable vesting date, your option will vest and become exercisable in accordance with the vesting schedule provided in the Grant Summary.

2.    NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Stock subject to your option and your exercise price per share referenced in the Grant Summary may be adjusted from time to time as provided for in the Plan.

3.    METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in one or more of the following manners (except (c) in the case of Incentive Stock Options):

(a)    Provided that at the time of exercise the Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(b)    Provided that at the time of exercise the Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)    Provided that at the time of exercise the Stock is publicly traded and quoted regularly in The Wall Street Journal, and subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from you to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, however, that shares of Stock will no longer be outstanding under your option and will not be exercisable thereafter to the extent that (1) shares are used to pay the exercise price pursuant to the “net exercise,” (2) shares are delivered to you as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations.

4.    WHOLE SHARES. You may exercise your option only for whole shares of Stock.

5.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

6.    TERM. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Grant Date and expires upon the earliest of the following:

(a)    immediately upon the termination of your Service for Cause;

(b)    three (3) months after the termination of your Service for any reason other than Cause, your Disability or death; provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in Section 5, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Service;
(c)    twelve (12) months after the termination of your Service due to your Disability;

(d)    twelve (12) months after your death if you die either during your Service or within three (3) months after your Service terminates for any reason other than Cause;

(e)    the Expiration Date indicated in the Grant Summary; or

(f)    the day before the tenth (10th) anniversary of the Grant Date.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Grant Date of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a consultant or director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

7.    EXERCISE.

(a)    You may exercise the vested portion of your option during its term as provided on the Morgan Stanley StockPlan Connect Website at www.stockplanconnect.com (or the website of any other stock plan administrator selected by the Company in the future).

(b)    By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, or (ii) the disposition of shares of Stock acquired upon such exercise.

(c)    If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing immediately after any disposition of any of the shares of the Stock issued upon exercise of your option that occurs within two (2) years after the Grant Date or within one (1) year after such shares of Stock are transferred upon exercise of your option. You agree that you may be subject to income tax withholding by the Company on the compensation income recognized by you as a result of such disposition.

8.    TRANSFERABILITY. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock subject to this option until the shares of Stock are issued to you. After the shares of Stock have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares of Stock provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option. In addition, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust, provided that you and the trustee enter into transfer and other agreements required by the Company.

9.    OPTION NOT A SERVICE CONTRACT.

(a)    Your Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without Cause and with or without notice. Nothing in this Option Agreement, the Plan or any covenant of good faith and fair dealing that may be found implicit in this Option Agreement or the Plan shall: (i) confer upon you any right to continue in the Services of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of Services or affiliation; (iii) confer any right or benefit under this Option Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Option Agreement or the Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)    By accepting your option, you acknowledge and agree that the right to continue vesting in this option is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted your option or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Option Agreement, including the termination of the right to continue vesting in your option. You further acknowledge and agree that this Option Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Option Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Service at any time, with or without cause and with or without notice.

10.    WITHHOLDING OBLIGATIONS.

(a)    At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)    Upon your request and subject to approval by the Company, you may withhold from fully vested shares of Stock otherwise issuable to you upon the exercise of your option, a number of whole shares of Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the maximum amount required to be withheld by law. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)    You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Stock or release such shares of Stock from any escrow provided for herein unless such obligations are satisfied.

11.    NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Any notice to be given to the Company under the terms of this Option Agreement will be addressed to the Company, in care of its Stock Plan Administrator at BioTelemetry, Inc., 1000 Cedar Hollow Rd., Suite 102, Malvern, PA 19355, or at such other address as the Company may hereafter designate in writing. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12.    ACKNOWLEDGEMENT OF RECEIPT OF PLAN AND OFFICIAL PLAN PROSPECTUS. You hereby acknowledge the receipt of a copy of the Plan and the official prospectus for the Plan. The Company may, in its sole discretion, decide to deliver any documents related to this Option Agreement or the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

13.    GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions this Option Agreement and those of the Plan, the provisions of the Plan shall control.

14.    SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of your option shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

16.    BINDING AGREEMENT. Subject to the limitation on the transferability of this option contained herein, this Option Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto (provided that neither the option nor this Option Agreement may be assigned by you).

17.    RIGHTS AS STOCKHOLDER. Neither you nor any person claiming under or through you will have any of the rights or privileges of a stockholder of the Company in respect of any Stock deliverable hereunder unless and until certificates representing such Stock have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to you. After such issuance, recordation and delivery, you will have all the rights of a stockholder of the Company with respect to such Stock, including voting and receipt of dividends and distributions on such Stock.

18.    CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

19.    VENUE. For purposes of litigating any dispute that arises under this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Pennsylvania, and agree that such litigation will be conducted solely in the courts of Chester County, Pennsylvania, or the federal courts for the United States for the Eastern District of Pennsylvania.

20.    AGREEMENT. Your receipt of the option and this Option Agreement constitutes your agreement to be bound by the terms and conditions of this Option Agreement, the Grant Summary and the Plan and sets forth the entire understanding between you and the Company regarding the acquisition of Stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of equity previously granted and delivered to you and, if applicable, your employment agreement. Your signature is not required in order to make this Option Agreement effective.